UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2009

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS.

     On October 1, 2009, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of August 16, 2009 (the "Merger Agreement"), among Jack Henry & Associates, Inc. ("Jack Henry"), Goldleaf Financial Solutions, Inc. ("Goldleaf") and Peachtree Acquisition Corporation, a wholly owned subsidiary of Jack Henry ("Merger Sub"), Merger Sub merged with and into Goldleaf, with Goldleaf continuing as the surviving corporation and as a wholly owned subsidiary of Jack Henry (the "Merger").

     As a result of the Merger, each outstanding share of Goldleaf common stock was converted into the right to receive $0.98. As a result of the Merger, Jack Henry paid approximately $19.1 million dollars to Goldleaf stockholders and Jack Henry discharged approximately $44.3 million of Goldleaf's debt.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.  A copy of the press release announcing the completion of the merger is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

     The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed upon by the parties, which are not necessarily reflected in the Merger Agreement, in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.

     It is impractical to provide the required financial information at the time of filing this report. The required financial information will be filed by amendment to this Form 8-K not later than December 17, 2009.

(b)      Pro Forma Financial Information.

     It is impractical to provide the required pro forma financial information at the time of filing this report. The required pro forma financial information will be filed by amendment to this Form 8-K not later than December 17, 2009.

(d)     Exhibits
Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated August 16, 2009, among Jack Henry & Associates, Inc., Peachtree Acquisition Corporation and Goldleaf Financial Solutions, Inc. (incorporated by reference from Exhibit 2.1 to the current report on Form 8-K filed by Jack Henry & Associates, Inc. on August 17, 2009).

99.1	Press Release dated October 1, 2009 issued by Jack Henry & Associates, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
JACK HENRY & ASSOCIATES, INC.

By:	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer

Date:  October 2, 2009

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated August 16, 2009, among Jack Henry & Associates, Inc., Peachtree Acquisition Corporation and Goldleaf Financial Solutions, Inc. (incorporated by reference from Exhibit 2.1 to the current report on Form 8-K filed by Jack Henry & Associates, Inc. on August 17, 2009).

99.1	Press Release dated October 1, 2009 issued by Jack Henry & Associates, Inc.